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                                                                    EXHIBIT 99.1


                               SEAMED CORPORATION
                         SPECIAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned shareholder hereby appoints R. Scott Asen and W. Robert Berg and each of them as proxies, each with full power of substitution, to vote as designated below all shares of common stock of SeaMED Corporation held of record as of June 9, 1999, that the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held on July 22, 1999, at 10:00 a.m., local time, at 21621 - 30th Ave. SE, Bothell, Washington, and at any adjournment or adjournments thereof, upon the following matter:

         1. Proposal to approve the Agreement and Plan of Merger whereby SeaMED Corporation will become a wholly-owned subsidiary of Plexus Corp., and SeaMED shareholders will receive stock of Plexus Corp. A copy of the Agreement and Plan of Merger is attached as Appendix C to the Proxy Statement/Prospectus for the Special Meeting.

                      / / FOR      / / AGAINST     / / ABSTAIN



         This proxy will be voted as specified by the shareholder, but if no choice is specified, this proxy will, if signed, be voted FOR approval of the Agreement and Plan of Merger.

            (CONTINUED AND TO BE SIGNED AND DATED ON THE OTHER SIDE)

IMPORTANT: Please sign exactly as name or names appear on this Proxy. Joint owners should each sign personally. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. When signing as a corporation or a partnership, please sign in the name of the entity by an authorized person.

                          Dated:_______________, 1999


                          __________________________________

                          (Please sign name exactly as it
                          appears hereon)

                          __________________________________
                          (Signature of joint owner, if any)

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED PROXY RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF AN ENVELOPE IS NOT ENCLOSED OR HAS BEEN MISPLACED, PLEASE RETURN THIS COMPLETED PROXY TO CHASEMELLON SHAREHOLDER SERVICES LLC, 450 W. 33D STREET, 14TH FLOOR, NEW YORK, NEW YORK 10001.